LEXINGTON EMERGING TECHNOLOGY FUND, INC.

                           ARTICLES OF AMENDMENT

     Lexington Emerging Technology Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called Corporation ), hereby certifies:

     FIRST: The charter of the Corporation is amended by striking out Article Second of the Articles of Incorporation and inserting in lieu thereof the following:

                 Second:     The name of the Corporation is
                 Lexington Global Technology Fund, Inc.
                 (hereinafter called the corporation).

     SECOND:   The amendment of the charter of the Corporation as
hereinabove set forth has been duly advised by the Board of Directors.

     IN WITNESS WHEREOF, Lexington Emerging Technology Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, Richard M. Hisey, and attested by its Secretary, Lisa A. Curcio, on the 6th day of October, 1999.

     The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.


ATTEST:                            LEXINGTON EMERGING TECHNOLOGY FUND,
INC.

_________________________                By:__________________________
Secretary                                            Vice President




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                     ARTICLES OF INCORPORATION

                              OF

              LEXINGTON EMERGING TECHNOLOGY FUND, INC.


          FIRST: The undersigned, S. Elliot Cohan, whose address is 919 Third Avenue, New York, New York, being at least eighteen years of age, hereby forms a corporation under the Maryland General Corporation Law.


          SECOND: The name of the corporation is Lexington Emerging Technology Fund, Inc. (hereinafter called the "corporation").


          THIRD: The corporation is formed for the following purpose or purposes:

     a. to conduct, operate and carry on the business of an investment company;

     b. to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

     c. to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

     d. to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;

     e. to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any State of the United States of America, in the District of Columbia and in any other parts of the world; and

     f. to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

          FOURTH: The post office address of the principal office and Resident Agent of the corporation within the State of Maryland is 11 East Chase Street, Suite 9E, c/o CSC-Lawyers Incorporating Service Company, Baltimore, Maryland 21202. The name and address of the Resident Agent of the corporation is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, suite 9E, Baltimore, Maryland 21202.


          FIFTH: 1.   The total number of shares of stock which the
                    corporation initially has authority to issue is one billion (1,000,000,000) shares of Common Stock which are initially designated by series as follows: five hundred million (500,000,000) shares are designated "Lexington Emerging Technology Fund" series and of which five hundred million (500,000,000) shares are unclassified. All of the shares of Common Stock of each series are initially designated as one class of shares. The par value of the shares of each class is one tenth of one cent ($.001) per share.

2. The aggregate par value of all the authorized shares of stock is one million dollars ($1,000,000.00).

3. The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation and securities convertible into shares of stock of the corporation.

4. The Board of Directors of the corporation is authorized, from time to time, to further classify or to reclassify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.

5. Subject to the power of the Board of Directors to classify and reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

          a. All consideration received by the corporation for the issuance or sale of shares of the class together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors and to affect the conversion of shares of any clas of stock into another class of stock of the corporation, and are herein referred to as "assets belonging to" such class.

                         i.     The assets belonging to such class
                              shall be charged with the
                              liabilities of the corporation in
                              respect of such class and with such
                              class's share of the general
                              liabilities of the corporation, in
                              the latter case in proportion that
                              the net asset value of such class
                              bears to the net asset value of all
                              classes.  The determination of the
                              Board of Directors shall be
                              conclusive as to the allocation of
                              liabilities, including accrued
                              expenses and reserves, to a class.

                         ii.    Dividends or distributions on
                              shares of each class, whether
                              payable in stock or cash, shall be
                              paid only out of earnings, surplus
                              or other assets belonging to such
                              class.

                         iii.   In the event of the liquidation or
                              dissolution of the corporation,
                              stockholders of each class shall be
                              entitled to receive, as a class, out
                              of the assets of the corporation
                              available for distribution to
                              stockholders, the assets belonging
                              to such class and the assets so
                              distributable to the stockholders of
                              such class shall be distributed
                              among such stockholders in
                              proportion to the number of shares
                              of such class held by them.

          b. A series of Common Stock may be further classified by the Board of Directors into two or more classes of stock that may be invested together in the common investment portfolio in which the series is invested. Notwithstanding the provisions of paragraph (5)(a) of this Article Fifth, if two or more classes are invested in a common investment portfolio as a series, the shares of each such class of stock of the corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock of another series invested in a different investment portfolio, shall also be subject to the provisions of paragraph (5)(a) of this Article Fifth at the series level as if the classes within the series were one class:

          i. The income and expenses of the series shall be allocated among the classes in the series in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors in a manner consistent with subparagraph (iii) below.

                         ii.    As more fully set forth in this
                              paragraph (5)(b) of Article Fifth,
                              the liabilities and expenses of the
                              classes in the series shall be
                              determined separately from those of
                              each other and, accordingly, the net
                              asset value, the dividends and
                              distributions payable to holders,
                              and the amounts distributable in the
                              event of liquidation of the
                              corporation to holders of shares of
                              the corporation's stock may vary
                              from class to class within the
                              series.  Except for these
                              differences and certain other
                              differences set forth in this
                              paragraph (5) of Article Fifth or
                              elsewhere in the Articles of
                              Incorporation, the classes in the
                              same series shall have the same
                              preferences, conversion and other
                              rights, voting powers, restrictions,
                              limitations as to dividends,
                              qualifications and terms and
                              conditions of redemption.

                         iii.   The dividends and distributions of
                              investment income and capital gains
                              with respect to the classes in the
                              series shall be in such amounts as
                              may be declared from time to time by
                              the Board of Directors, and such
                              dividends and distributions may vary
                              among the classes in the series to
                              reflect differing allocations of the
                              expenses of the corporation among
                              the classes and any resultant
                              differences among the net asset
                              values per share of the classes, to
                              such extent and for such purposes as
                              the Board of Directors may deem
                              appropriate.  The allocation of
                              investment income, capital gains,
                              expenses and liabilities of the
                              corporation among the classes in the
                              series shall be determined by the
                              Board of Directors in a manner that
                              is consistent with an order, if any,
                              obtained from the Securities and
                              Exchange Commission or any future
                              amendment to such order or any rule
                              or interpretation under the
                              Investment Company Act of 1940, as
                              amended.

     c. Except as provided below, on each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class or series thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange
          Commission, or otherwise, or except with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the class, classes or series affected shall be entitled to vote.

               (d) The proceeds of the redemption of shares of any class of stock of the corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

               (e) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the corporation)in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder, and applicable rules and regulations of the NASD and reflected in the corporation's current registration statement, shares of a particular class of stock of the corporation may be automatically converted into shares of another class of stock of the corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the corporation) and reflected in the corporation's current registration statement as aforesaid.

Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.

6. Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders of all classes or of any class of stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

7. The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

8. The corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

9. No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.


          SIXTH: (1) The initial number of directors of the corporation is ten and the names of those who will serve as such until the first annual meeting or until their successors are duly elected and qualify are as follows:

          S.M.S. Chadha
          Robert M. DeMichele
          Beverley C. Duer
          Barbara R. Evans
          Richard M. Hisey
          Lawrence Kantor
          Jerard F. Maher
          Andrew M. McCosh
          Donald B. Miller
          John G. Preston
          Allen H. Stowe

          The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize a majority of the entire Board of Directors to increase or decrease the number of directors. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law.

          (2) The initial by-laws of the corporation shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

          (3) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation or belonging to, or attributable to any class of shares of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the amount of net investment income; the number of shares of stock outstanding; the estimated expense in connection with purchases or redemptions of the corporation's stock; the ability to liquidate investments in an orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.


          SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advance of espenses to directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (3) No provision of this Article SEVENTH shall be effective (i) to require a waiver of compliance with any provision of the Securities Act of 1933, or of the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (4) References to the Maryland General Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment.


          EIGHTH: Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

               a. The redemption price per share shall be the net asset value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

               b. Net asset value per share of a class shall be determined by dividing:

                         i.   The total value of the assets of
                    belonging to such class, or in the case of a series with more than one class, such class's proportionate share of the total value of the assets belonging to the series, such value determined as provided in Subsection (c) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class's liability upon its shares and its surplus, by

                         ii.  The total number of shares of such
                    class outstanding.

               The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

               c. In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

               d.   Payment of the redemption price by the
          corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made.

               e. Redemption of shares of stock by the corporation is conditional upon the corporation having funds or property legally available therefor.

               f. The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less a charge not to exceed five percent (5%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

               g. The corporation may cause the redemption, upon the terms set forth in subsections (a) through (e) and subsection (h) of this Article EIGHTH, of shares of a class of stock held by a stockholder if the net asset value of the shares of stock is less than $500 or such other amount not exceeding $5000 as may be fixed from time to time by the Board of Directors (the "Minimum Amount") with respect to that class. The Board of Directors may establish differing Minimum Amounts for each class of the Corporation's stock and for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.
          The Corporation shall give the stockholder notice which shall be in writing personally delivered or deposited in the mail, at least 30 days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.

               Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

               h. The obligations set forth in this Article EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.

               i. The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.


          NINTH: All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.


          TENTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.


          IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: September 3, 1999



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